Exhibit 16.1

Ernst & Young LLP 5 Houston Center Suite 2400 1401 McKinney Street Houston, TX 77010	Tel: +1 713 750 1500 Fax: +1 713 750 1501 ey.com

June 26, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 26, 2020 of Houston Wire & Cable Company and are in agreement with the statements contained in the 1st, 2nd, 3rd, 4th, and 5th paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP